Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to the Registration Statement (No. 333-216078) on Form F-1 of our report dated January 13, 2017 relating to the consolidated financial statements and financial statement schedule of condensed parent company financial information of Canada Goose Holdings Inc., appearing in the Prospectus which is part of this Registration Statement, and to the references to us under the heading “Experts” in such Prospectus.

/s/ Deloitte LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

March 10, 2017